UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2019

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2019, our board of directors elected Susan Miller to our board, effective August 30, 2019, to fill the vacancy created by the resignation of Paul Yanover from our board on August 29, 2019. There were no disagreements between us and Mr. Yanover relative to his resignation. We and our board greatly appreciate Mr. Yanover’s outstanding service and thank him for his contributions to the company.

Ms. Miller was elected upon the recommendation of our nominating and corporate governance/compensation committee, which considered, among other matters, the qualification guidelines previously adopted by our board, the current composition of our board and our operating requirements. Our board determined that Ms. Miller qualifies as an independent director under applicable SEC and NYSE American rules. Ms. Miller was appointed to serve on the audit committee of our board, replacing Jeff Berg. There was no arrangement or understanding between Ms. Miller and any other person pursuant to which Ms. Miller was selected as a director. We are not aware of any transaction in which Ms. Miller has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Ms. Miller will be compensated in accordance with our standard compensation policies and practices for non-employee directors, the components of which were disclosed in our proxy statement for our 2019 annual meeting of stockholders dated April 26, 2019, and which consists of an annual retainer for serving as a director, an annual retainer for serving on our audit committee, and a stock option grant upon commencement of her service as a director and upon her re-election to our board. Consistent with the foregoing, on August 30, 2019, Ms. Miller was granted a stock option to purchase 600 shares of our common stock with an exercise per share equal to the closing price of our common stock on that date and which is fully vested and exercisable on the date of grant as to 50% of the shares and the remaining 50% of the shares vest and become exercisable, subject to her continued service on our board, in 12 equal monthly installments beginning in the month immediately following the date of grant. In connection with her election to the board, we will enter into an indemnification agreement with Ms. Miller in the same form that we have entered into with our other directors.

Also, our board appointed Gregg Thomas, a current member of our board and of our audit committee, as chairman of our board effective August 30, 2019. Mr. Thomas is replacing Mr. Berg as chairman. Mr. Berg will remain on our board.

Lastly, also effective August 30, 2019, Mr. Thomas was appointed to our nominating and corporate governance/compensation committee to replace Mr. Yanover.

Item 7.01 Regulation FD Disclosure

We issued a press release announcing the election of Ms. Miller and the appointment of Mr. Thomas as chairman, a copy of which is attached to this report.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of NTN Buzztime, Inc. dated September 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: September 3, 2019	By:	/s/ Allen Wolff
Allen Wolff
Chief Financial Officer